UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2022 (October 21, 2022)

Hallador Energy Company

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Item 2.01	Completion of Acquisition or Disposition of Assets.

Asset Purchase Agreement

On October 21, 2022, Hallador Energy Company (the "Company”), through its subsidiary Hallador Power Company, LLC, completed its previously announced acquisition of the 1-Gigawatt Merom Generating Station located in Sullivan County, Indiana pursuant to an Asset Purchase Agreement (the "Purchase Agreement") with Hoosier Energy (the "Seller"), in return for assuming certain long-term decommissioning costs and environmental responsibilities with an estimated cost of $20 million. The transaction includes a 3.5-year power purchase agreement (PPA).  In addition, the Company will purchase approximately $17 million in coal inventory from the Seller for an initial payment of $5.4 million, with subsequent periodic payments over time, subject to post-close adjustments based on actual on-site inventories.

Per the agreement, Hoosier Energy will purchase 100% of the plant’s energy and capacity through May 2023, reducing purchases to 22% of energy output and 32% of its capacity beginning in June 2023 and through 2025. The Companies' existing renewable PPA – signed in May 2021 and representing 150 MW of solar generation and 50 MW of battery storage – will be retained, with its start date delayed until Merom’s eventual retirement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2022, and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 21, 2022, the Company issued a press release announcing the successful completion of its acquisition described above.   A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and the text of such press release is incorporated herein by reference.

None of the information furnished in this Item 7.01 will be deemed "filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b)         Pro Forma Financial Information.

The Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
10.1	Asset and Purchase Agreement dated February 14, 2022 (1)
99.1	Press Release dated October 21, 2022 - Hallador Energy Company, Hoosier Energy finalize ownership transfer of Merom Generating Station, multiyear PPA
104	Cover Page Interactive Data File (formatted as Inline XBRL)
_____________
(1)	IBR to Form 8-K filed February 18, 2022

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLADOR ENERGY COMPANY

Date: October 21, 2022	By:	/s/ Lawrence D. Martin
		Name:	Lawrence D. Martin
		Title:	CFO